CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" in this Registration Statement (Form N-1A Nos. 33-18647 and 811-05398) of AllianceBernstein Variable Products Series Fund, Inc., and to the use of our reports dated February 12, 2008 on the AllianceBernstein Balanced Shares, AllianceBernstein Balanced Wealth Strategy, AllianceBernstein Global Research Growth, AllianceBernstein Global Technology, AllianceBernstein Growth, AllianceBernstein Growth and Income, AllianceBernstein International Value, AllianceBernstein Money Market, AllianceBernstein Large Cap Growth, AllianceBernstein Real Estate Investment, AllianceBernstein Small Cap Growth, AllianceBernstein Small/Mid Cap Value, AllianceBernstein U.S. Large Cap Blended Style, AllianceBernstein Utility Income, AllianceBernstein Value, AllianceBernstein Wealth Appreciation and AllianceBernstein International Growth Portfolios, which are incorporated by reference in this Registration Statement of AllianceBernstein Variable Products Series Fund, Inc.




                                                  ERNST & YOUNG LLP



New York, New York
April 24, 2008